UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

SENSUS HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37714	27-1647271
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
851 Broken Sound Pkwy., NW # 215, Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 922-5808

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRTS	Nasdaq Stock Market, LLC

Title of each class Trading Symbol(s) Name of each exchange on which registered

Common Stock, par value $0.01 per share SRTS Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SENSUS HEALTHCARE, INC.

FORM 8-K

CURRENT REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 27, 2022, Michael J. Sardano was elected President of the Company, to serve until the next annual meeting of the Company’s Board of Directors, subject to his earlier resignation, removal, or death. Mr. Michael Sardano, age 33, will continue to serve as the Company’s General Counsel. Information concerning Mr. Michael Sardano, including his background and experience, family relationships, and compensation (including his employment agreement with the Company), is incorporated by reference to the sections entitled “Executive Officers,” “Certain Relationships and Related Party Transactions – Relationship of Certain Employees,” and “Executive Compensation” in the Company’s proxy statement for its 2021 annual meeting of shareholders.

In connection with the election of Michael Sardano, Joseph C. Sardano, Chairman, President, and Chief Executive Officer of Sensus Healthcare, Inc. (the “Company”), resigned as President, effective January 27, 2022. He will retain the positions of Chairman and Chief Executive Officer.

Effective January 28, 2022, Stephen Cohen,  Executive Vice President, Strategic Initiatives and Dermatology, of the Company, resigned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS HEALTHCARE, INC.

Date: January 31, 2022	By:	/s/ Javier Rampolla
Javier Rampolla
Chief Financial Officer